Exhibit 5(a)


                                 LAW OFFICES OF
                            ANDERSON, BYRD, RICHESON,
                               FLAHERTY & HENRICHS
                         A Limited Liability Partnership






JOHN L. RICHESON         216 S. HICKORY, P. O. BOX 17           R. SCOTT RYBURN
JAMES G. FLAHERTY           OTTAWA, KANSAS 66067            DANIEL D. COVINGTON
DEE A. HENRICHS           (785) 242-1234, Telephone
                          (785) 242-1279, Facsimile
OF COUNSEL:                                                  ROBERT A. ANDERSON
RICHARD C. BYRD                                               (1920-1994)



                               February 7, 2001





The Empire District Electric Company
602 Joplin, P. O. Box 127
Joplin, Missouri 64802

Ladies and Gentlemen:

     We are acting as counsel for The Empire District Electric Company, a Kansas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), pursuant to a Registration Statement on Form S-3 (the "Registration Statement"), of up to $80,000,000 of
(1) the Company's unsecured debt securities in one or more series (the "Debt Securities") and (2) preferred securities of Empire District Electric Trust I or Empire District Electric Trust II (the "Preferred Securities") guaranteed by the Company (the "Guarantees").

     The Debt Securities are to be issued under the indenture dated September 10, 1999 (the "Indenture") between the Company and Wells Fargo Bank Minnesota, National Association, as trustee, which may hereafter be supplemented by one or more Securities Resolutions (as defined in the Indenture) creating each series of Debt Securities (a form of which is filed as an exhibit to the Registration Statement). The Guarantees are to be issued under guarantee agreements (the "Guarantee Agreements") to be entered into by the Company at the time any Preferred Securities are issued (a form of which is filed as an exhibit to the Registration Statement).

     We advise you that in our opinion:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Kansas.

     2. The Debt Securities will have been duly authorized and legally issued and will constitute binding obligations of the Company when (i) the Registration Statement has become effective under the Act, (ii) the Board of Directors of the Company and/or the authorized officers


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The Empire District Electric Company
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February 7, 2001
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have adopted the appropriate resolutions, (iii) the Securities Resolution, if in the form of a supplemental indenture, has been duly executed and delivered, or, if in the form of a resolution, has been duly adopted, (iv) the State
Corporation Commission of the State of Kansas has issued its order authorizing the issuance and sale of the Debt Securities and (v) the Debt Securities have been duly issued in accordance with the provisions of the Indenture and the Securities Resolution relating thereto and sold by the Company for cash at a price approved by the Board of Directors.

     3. Each Guarantee will have been duly authorized and legally issued and will constitute a binding obligation of the Company when (i) the Registration Statement has become effective under the Act, (ii) the Board of Directors of the Company and/or the authorized officers have adopted the appropriate resolutions,
(iii) a Guarantee Agreement has been duly executed and delivered and (iv) the Guarantee has been duly issued in accordance with the provisions of the applicable Guarantee Agreement.

     We hereby consent to the use of a copy of this opinion as an exhibit to said Registration Statement. We also consent to the use of our name and the making of the statements with respect to our firm in the Registration Statement and the Prospectus constituting a part thereof.

                                     Sincerely,

                                     /s/ James G. Flaherty


                                     James G. Flaherty
                                     jimflaherty@computer-services.com

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